                                                                     Exhibit h.5

                       ____________ Shares of Common Stock
                           Par Value $0.001 Per Share

                                       of

                       TORTOISE ENERGY CAPITAL CORPORATION

                       FORM OF PLACEMENT AGENCY AGREEMENT

                                     [Date]

[Placement Agent]
______________________
______________________
______________________

Ladies and Gentlemen:

     Tortoise Energy Capital  Corporation,  a Maryland corporation (the "FUND"), proposes to sell shares of common stock, par value $0.001 per share, of the Fund
(the "SHARES"),  directly to certain investors (the  "INVESTORS").  The Fund and
Tortoise  Capital  Advisors,  LLC (the  "ADVISER")  desire to engage  [Placement
Agent] as the placement  agent (the  "PLACEMENT  AGENT") in connection with such issuance  and sale.  The  Shares are more fully  described  in the  Registration
Statement (as hereinafter defined).

     The Fund has  filed  with  the  Securities  and  Exchange  Commission  (the
"COMMISSION") a registration  statement on Form N-2 (File Nos.  ____________ and
____________) which became effective on [Date], covering the registration of the
Shares under the  Securities  Act of 1933,  as amended  (the "1933 ACT"),  and a notification on Form N-8A of  registration of the Fund as an investment  company under the Investment  Company Act of 1940, as amended (the "1940 ACT"),  and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the
"RULES  AND  REGULATIONS").  Promptly  after  execution  and  delivery  of  this
Agreement,  the Fund will prepare and file a prospectus supplement in accordance with the  provisions  of Rule 430A ("RULE 430A") and paragraph (c) and/or (h) of
Rule 497 ("RULE 497") of the Rules and Regulations.  The information included in any such  prospectus  that was omitted from such  registration  statement at the time it became  effective  but that is  deemed  to be part of such  registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is  referred to as "RULE 430A  INFORMATION."  Each  prospectus  used before such registration  statement became effective,  including any statement of additional information  incorporated therein by reference,  is herein called a "PRELIMINARY
PROSPECTUS."  Such  registration  statement,  including a 462(d)  post-effective amendment or other amendment thereto,  the exhibits and schedules thereto at the time it  became  effective  and  including  the Rule  430A  Information  and any statement of additional information incorporated therein by reference, is herein called the  "REGISTRATION  STATEMENT."  The final  prospectus  in the form first furnished to the  Placement  Agent for use in  connection  with the issuance and sale of the Shares to the  Investors,  including  the  statement  of  additional information

incorporated  therein  by  reference,  is herein  called the  "PROSPECTUS."  For purposes of this Agreement,  all references to the Registration  Statement,  any preliminary prospectus,  the Prospectus or any amendment or supplement to any of the  foregoing  shall be deemed to include  the copy  filed with the  Commission pursuant  to its  Electronic  Data  Gathering,  Analysis  and  Retrieval  system
("EDGAR").

     All references in this Agreement to financial  statements and schedules and
other  information   which  is  "contained,"   "included"  or  "stated"  in  the
Registration  Statement,  any preliminary prospectus or the Prospectus (or other references  of like  import)  shall  be  deemed  to mean  and  include  all such financial  statements and schedules and other information which are incorporated by reference in the Registration  Statement,  any preliminary  prospectus or the
Prospectus, as the case maybe.

     The Fund hereby  confirms that the Placement  Agent, in connection with its duties in such capacity,  is authorized to distribute or cause to be distributed the Prospectus in accordance with the terms of this Agreement.

     Section 1. Representations and Warranties.

     (a)  Representations  and Warranties by the Fund and the Adviser.  The Fund
and the  Adviser  represent  and warrant to the  Placement  Agent as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof,  and agree with the Placement Agent, as follows:

          (i)   Compliance   With   Registration   Requirements.   Each  of  the
     Registration  Statement  and any Rule 462(d)  post-effective  amendment has become  effective  under  the 1933  Act and no stop  order  suspending  the effectiveness of the Registration  Statement has been issued under the 1933
     Act, or order of  suspension  or  revocation  of  registration  pursuant to
     Section 8(e) of the 1940 Act, and no proceedings for any such purpose, have been  instituted  or are  pending or, to the  knowledge  of the Fund or the
     Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

     At the  respective  times  the  Registration  Statement,  any  Rule  462(d)
post-effective amendment and any other post-effective amendment thereto relating to the  issuance  and sale of the  Shares to the  Investors  (filed  before  the
Closing Time) became effective and at the Closing Time, as hereinafter  defined, the  Registration  Statement,  the Rule  462(d)  post-effective  amendment,  the notification  on Form N-8A and all amendments and supplements  thereto  complied and will comply in all material  respects with the requirements of the 1933 Act, the 1940 Act and the Rules and  Regulations  and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements  therein not  misleading.
Neither  the  Prospectus,  any  Preliminary  Prospectus  nor  any  amendment  or supplement thereto, at the time, the Prospectus,  Preliminary  Prospectus or any such  amendment or supplement  was issued and at the Closing  Time,  included or will include an untrue  statement of a material  fact or omitted or will omit to state a material fact necessary in order to make the statements  therein, in the light of the  circumstances  under  which they were made,  not  misleading.  The representations  and warranties in this subsection shall not apply to statements in or omissions  from the  Registration  Statement,  Prospectus  or  Preliminary

Prospectus  made in reliance  upon and in  conformity  with written  information furnished  to the Fund by or on  behalf  of the  Placement  Agent for use in the
Registration Statement or Prospectus.

     As of the date hereof, the Statutory  Prospectus (as defined below) and the
information   included   on   Schedule  A  hereto,   all   considered   together
(collectively,  the "GENERAL  DISCLOSURE  PACKAGE"),  did not include any untrue statement of a material fact or omitted to state any material fact  necessary in order to make the statements  therein,  in the light of the circumstances  under which they were made, not misleading.

     As used in this  subsection  and  elsewhere in this  Agreement,  "Statutory
Prospectus" as of any time means the  prospectus  relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

     Each  preliminary  prospectus  and  the  prospectus  filed  as  part of the
Registration  Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act,  complied when so filed in all material respects with the Rules and Regulations and the Prospectus delivered to the Placement  Agent for use in connection  with the issuance and sale of Shares to the Investors was identical to the electronically  transmitted copies thereof filed with the Commission  pursuant to EDGAR,  except to the extent permitted by
Regulation S-T.

     At  the  time  of  filing  the   Registration   Statement   or  any  462(d)
post-effective  amendments  thereto  relating  to the  issuance  and sale of the
Shares to the Investors  and at the date hereof,  the Fund was not and is not an
"ineligible issuer," as defined in Rule 405 of the Rules and Regulations.

               (ii)  Incorporation  of Documents  by  Reference.  The  documents incorporated  in the  Registration  Statement,  the Prospectus and the
          Statutory  Prospectus,  at the time they were or  hereafter  are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the  Commission  under  the 1934  Act,  the 1940 Act and the Rules and
          Regulations and, when read together with the other  information in the
          Prospectus,   (a)  at  the  time  the  Registration  Statement  became
          effective,  (b) at the time the  Prospectus  was issued and (c) at the
          Closing  Time,  did not and will not contain an untrue  statement of a material  fact or omit to state a material  fact required to be stated
          therein or necessary to make the statements therein not misleading.

               (iii) Independent Accountants.  The accountants who certified the statement  of assets  and  liabilities  included  in the  Registration
          Statement  have  confirmed  to the Fund  their  status as  independent public  accountants  as  required  by the 1933 Act and the  Rules  and
          Regulations  and the Fund and the  Adviser  have no reason to  believe that they are not independent public accountants.

               (iv)   Financial   Statements.   The   statement  of  assets  and
          liabilities  included  in  the  Registration  Statement,  the  General
          Disclosure  Package  and the  Prospectus,  together  with the  related
          notes,   presents  fairly  in  accordance   with  generally   accepted
          accounting  principles ("GAAP") in all material respects the financial position of the Fund at the date  indicated  and has

          been prepared in conformity  with GAAP. The supporting  schedules,  if any,  present fairly in accordance with GAAP the information  required to be stated  therein.  The  selected  financial  data and the summary financial  information  included in the Prospectus  present fairly the information shown therein and have been compiled on a basis consistent with that of audited financial statements included in the Registration
          Statement.

               (v) Expense Summary.  The information set forth in the Prospectus in the fee table  contained in the section of the Prospectus  entitled
          "Summary  of  Company  Expenses"  has been  prepared  in all  material respects  in  accordance  with  the  requirements  of  Form  N-2,  and interpretations  thereunder, and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

               (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement,  the General
          Disclosure  Package and the  Prospectus,  except as  otherwise  stated
          therein,  (A)  there  has  been  no  material  adverse  change  in the condition,  financial  or  otherwise,  or in  the  earnings,  business affairs or business  prospects of the Fund,  whether or not arising in the ordinary  course of business (other than as a result of changes in market conditions generally) (a "MATERIAL ADVERSE EFFECT"),  (B) there have been no transactions  entered into by the Fund,  other than those in the ordinary course of business, which are material with respect to the Fund,  and (C) there has been no dividend or  distribution  of any kind  declared,  paid or made by the Fund on any class of its  capital stock.

               (vii) Good Standing of the Fund. The Fund has been duly organized and is validly  existing as a corporation  in good standing  under the laws  of the  State  of  Maryland  and  has the  corporate  power  and authority to own,  lease and operate its properties and to conduct its business as described in the  Prospectus and to enter into and perform its obligations  under this Agreement;  and the Fund is duly qualified as a foreign  corporation to transact business and is in good standing in each other  jurisdiction in which such  qualification  is required, whether  by reason of the  ownership  or leasing  of  property  or the conduct of  business,  except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (viii) No Subsidiaries. The Fund has no subsidiaries.

               (ix) Investment  Company Status. The Fund is duly registered with the  Commission  under  the 1940 Act as a  nondiversified,  closed-end
          management   investment  company,   and  no  order  of  suspension  or
          revocation  of  such  registration  has  been  issued  or  proceedings therefor  initiated  or, to the Fund's  knowledge,  threatened  by the
          Commission.

               (x) Officers and Directors.  No person is serving or acting as an officer,  director  or  investment  adviser  of  the  Fund  except  in accordance  with the  provisions  of the 1940  Act and the  Rules  and
          Regulations  and the Investment  Advisers Act of 1940, as amended (the
          "ADVISERS  ACT"),  and the rules  and  regulations  of the  Commission promulgated  under  the  Advisers  Act (the  "ADVISERS  ACT  RULES AND
          REGULATIONS").  Except as disclosed in the Registration Statement, the
          General Disclosure Package and the Prospectus, to the Fund's knowledge after due inquiry,  no director of the Fund is an "Interested  Person"
          (as defined in the 1940 Act) of the Fund or an "Affiliated Person" (as
          defined in the 1940 Act) of the Placement Agent.

               (xi)  Capitalization.  The  authorized,  issued  and  outstanding capital  stock of the Fund is as set forth in the  General  Disclosure
          Package and the  Prospectus  as of the date thereof under the captions
          "The  Company"  and   "Description  of  Securities."  All  issued  and
          outstanding  shares of common  stock,  par value $0.001 per share (the
          "COMMON SHARES"),  and all issued and outstanding  Preferred Shares of the Fund  (the  "PREFERRED  SHARES")  have been  duly  authorized  and validly  issued and are fully paid and  non-assessable,  and have been offered  and  sold or  exchanged  by the Fund in  compliance  with all applicable  laws  (including,  without  limitation,  federal and state securities laws).  None of the outstanding  Common Shares or Preferred
          Shares of the Fund was issued in violation of the  preemptive or other similar rights of any securityholder of the Fund.

               (xii)  Authorization and Description of Shares.  The Shares to be
          purchased by the Investors from the Fund have been duly authorized for issuance and sale to the  Investors  pursuant to this  Agreement  and, when issued and delivered by the Fund pursuant to one or more Purchase
          Agreements (as defined herein)  against  payment of the  consideration
          set  forth   therein,   will  be  validly   issued,   fully  paid  and
          non-assessable.  The Shares conform to all statements relating thereto contained in the General  Disclosure  Package and the  Prospectus  and
          such description  conforms in all material  respects to the rights set forth in the instruments  defining the same; and the issuance and sale of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

               (xiii)  Absence of  Defaults  and  Conflicts.  The Fund is not in
          violation of its charter or by-laws,  or in default in the performance or  observance  of any  obligation,  agreement,  covenant or condition contained  in any  material  contract,  indenture,  mortgage,  deed of trust,  loan or credit  agreement,  note,  lease or other agreement or instrument  to which it is a party or by which it may be bound,  or to
          which  any  of  the   property  or  assets  of  the  Fund  is  subject
          (collectively,   "AGREEMENTS   AND   INSTRUMENTS")   except  for  such
          violations  or  defaults  that would not result in a Material  Adverse
          Effect; and the execution,  delivery and performance of this Agreement and any Purchase Agreements (collectively,  the "OFFERING AGREEMENTS")
          and the consummation of the transactions  contemplated in the Offering
          Agreements and in the Registration  Statement  (including the issuance and sale of the Shares to the  Investors  and the use of the  proceeds from the sale of the Shares as  described  in the  General  Disclosure
          Package and the  Prospectus  under the caption "Use of Proceeds")  and compliance by the Fund with its obligations  thereunder have been duly authorized by all necessary  corporate action and do not and will not, whether  with or  without  the  giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment
          Event  (as  defined  below)  under,  or  result  in  the  creation  or imposition  of any lien,  charge or  encumbrance  upon any property or assets of the Fund pursuant to, the Agreements and  Instruments or the
          Investment  Advisory  Agreement,  the  Custody  Agreement,  the  Stock
          Transfer Agency Agreement, the Fund Administration Servicing Agreement
          and  the  Fund  Accounting  Servicing  Agreement  referred  to in  the
          Registration  Statement (as used herein,  individually the "Investment
          Advisory  Agreement,"  the "Custody  Agreement,"  the "Stock  Transfer
          Agency Agreement," the "Fund Administration  Servicing Agreement," and
          the  "Fund   Accounting   Servicing   Agreement,"   respectively   and
          collectively  the  "FUND  AGREEMENTS")  (except  for  such  conflicts, breaches or defaults or liens,  charges or encumbrances that would not result in a Material Adverse  Effect),  nor will such action result in any violation of the  provisions of the charter or by-laws of the Fund or any applicable law, statute,  rule,  regulation,  judgment,  order, writ or decree of any

          government,  government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets,  properties or operations  (except  for such  violations  that  would not result in a
          Material  Adverse Effect).  As used herein, a "REPAYMENT  EVENT" means any event or condition  which gives the holder of any note,  debenture or other  evidence  of  indebtedness  (or any  person  acting  on such holder's  behalf) the right to require the  repurchase,  redemption or repayment of all or a portion of such indebtedness by the Fund.

               (xiv)  Absence  of  Proceedings.   There  is  no  action,   suit,
          proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign,  now pending, or, to the  knowledge  of the Fund or the  Adviser,  threatened,  against  or affecting  the  Fund,  which  is  required  to  be  disclosed  in  the
          Registration  Statement  (other than as disclosed  therein),  or which could  reasonably be expected to result in a Material  Adverse Effect, or which could  reasonably  be expected to  materially  and  adversely affect the properties or assets of the Fund or the consummation of the
          transactions   contemplated   in  this   Agreement  and  any  Purchase
          Agreements or the performance by the Fund of its obligations hereunder and  thereunder.  The aggregate of all pending  legal or  governmental proceedings  to  which  the  Fund is a party  or of  which  any of its property  or assets is the  subject  which  are not  described  in the
          Registration   Statement,   including   ordinary  routine   litigation
          incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xv)  Accuracy of  Exhibits.  There are no contracts or documents which are required to be described  in the  Registration  Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as  exhibits  thereto by the 1933 Act,  the 1940 Act or by the Rules and  Regulations  which have not been so described and filed as required.

               (xvi)  Possession of Intellectual  Property;  Fund Name. The Fund
          owns or  possesses,  or can  acquire  on  reasonable  terms,  adequate
          licenses,   copyrights,   know-how   (including   trade   secrets   or
          confidential information, systems or procedures),  trademarks, service marks,  trade  names or  other  intellectual  property  (collectively,
          "INTELLECTUAL  PROPERTY")  necessary  to  carry  on the  business  now operated by the Fund,  and the Fund has not  received any notice or is not otherwise  aware of any  infringement of or conflict with asserted rights of others with respect to any  Intellectual  Property or of any facts or circumstances  which would render any  Intellectual  Property invalid or inadequate to protect the interest of the Fund therein.

               (xvii)  Absence  of  Further  Requirements.  No filing  with,  or
          authorization,   approval,   consent,  license,  order,  registration,
          qualification  or decree of, any court or  governmental  authority  or agency is necessary or required for the performance by the Fund of its obligations hereunder and under any Purchase Agreement,  in connection with the  issuance  and sale of the  Shares  to the  Investors  or the consummation  of the  transactions  contemplated by this Agreement and any Purchase  Agreement,  except such as have been already obtained or as may be required  under the 1933 Act, the 1940 Act,  the  Securities
          Exchange Act of 1934, as amended (the "1934 ACT"),  or under the rules of the New York Stock  Exchange  ("NYSE")  or the  Financial  Industry
          Regulatory Authority, Inc. ("FINRA") or state securities laws.

               (xviii)  Possession of Licenses and Permits.  The Fund  possesses such permits, licenses,  approvals,  consents and other authorizations
          (collectively,  "GOVERNMENTAL

          LICENSES") issued by the appropriate federal,  state, local or foreign regulatory  agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus. The Fund is in compliance  with the terms and conditions of all such  Governmental
          Licenses,  except where the failure so to comply would not,  singly or in  the  aggregate,  have  a  Material  Adverse  Effect.  All  of  the
          Governmental  Licenses are valid and in full force and effect,  except when the  invalidity of such  Governmental  Licenses or the failure of such  Governmental  Licenses to be in full force and effect  would not have a Material  Adverse Effect.  The Fund has not received any notice of proceedings  relating to the revocation or modification of any such
          Governmental Licenses.

               (xix) [Intentionally Omitted].

               (xx)  Subchapter  M.  The  Fund has not made and will not make an election under Section 851(b) of the Internal Revenue Code of 1986, as
          amended  (the "CODE") (or any  successor  provisions  thereto),  to be treated as a  regulated  investment  company  for  federal  income tax purposes.

               (xxi)  Distribution  of  Offering  Materials.  The  Fund  has not
          distributed  and,  prior to the later of (A) the Closing  Time and (B)
          completion of the distribution of the Shares,  will not distribute any offering  material to the public in  connection  with the offering and sale  of  the  Shares  other  than  the  Registration  Statement,  the
          Statutory Prospectus and the Prospectus.

               (xxii)  Accounting  Controls and  Disclosure  Controls.  The Fund
          maintains  a system of  internal  accounting  controls  sufficient  to provide  reasonable  assurances that (A)  transactions are executed in accordance with  management's  general or specific  authorization  and with the  applicable  requirements  of the 1940  Act,  the  Rules  and
          Regulations,  FINRA and the Code;  (B)  transactions  are  recorded as necessary to permit preparation of financial  statements in conformity
          with  generally  accepted   accounting   principles  and  to  maintain
          accountability  for assets and to maintain  compliance  with the books and  records  requirements  under  the  1940  Act  and the  Rules  and
          Regulations; (C) access to assets is permitted only in accordance with the  management's  general  or  specific  authorization;  and  (D) the recorded accountability for assets is compared with existing assets at reasonable  intervals and appropriate  action is taken with respect to any  differences.  The Fund has  developed  and  maintains  disclosure controls and  procedures (as such term is defined in Rule 30a-3 of the
          1940 Act) that are effective in ensuring that information  required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded,  processed,  summarized and reported, within the time periods  specified in the rules and forms of the  Commission, including,  without  limitation,  controls and procedures  designed to ensure that  information  required to be  disclosed by the Fund in the reports that it files or submits under the 1940 Act is accumulated and
          communicated  to  the  Fund's  management,   including  its  principal
          executive  officer or officers and its principal  financial officer or officers,  as appropriate to allow timely decisions regarding required disclosure.

               (xxiii) Absence of Undisclosed Payments. Neither the Fund nor, to
          the Fund's Knowledge,  any employee or agent of the Fund, has made any payment of funds of the Fund or received or retained any funds,  which payment,  receipt or retention of funds is of a character  required to be  disclosed  in the  Prospectus  and which  payment  has not been so disclosed.

               (xxiv)   Material   Agreements;   Enforceability.   The  Offering
          Agreements and the Fund  Agreements  have each been duly authorized by all  requisite  action  on the  part  of the  Fund  and  executed  and delivered  by the  Fund,  as of the  dates  noted  therein,  and  each complies  with  all  applicable  provisions  of  the  1940  Act in all material respects. Assuming due authorization,  execution and delivery by the other  parties  thereto  with  respect to this  Agreement,  the
          Offering  Agreements and the Fund Agreements,  each Offering Agreement and each Fund Agreement  constitutes a valid and binding  agreement of the Fund, enforceable in accordance with its terms, except as affected by  bankruptcy,  insolvency,  fraudulent  conveyance,  reorganization, moratorium and other similar laws relating to or affecting  creditors'
          rights generally,  general equitable principles (whether considered in a  proceeding  in equity or at law) and an  implied  covenant  of good faith and fair  dealing  and  except as rights to  indemnification  or contribution thereunder may be limited by federal or state laws.

               (xxv) Registration Rights. There are no persons with registration rights  or other  similar  rights  to have any  securities  registered pursuant to the Registration  Statement or otherwise registered by the
          Fund under the 1933 Act.

               (xxvi)  NYSE  Listing.  The  Fund's  common  stock  has been duly authorized  for  listing  on the  NYSE  and  the  Fund's  registration statement on Form 8-A under the 1934 Act has become effective.

               (xxvii)  Payment of Taxes.  All United States  federal income tax returns  of the Fund  required  by law to be filed have been filed and all taxes shown by such returns or otherwise  assessed,  which are due and  payable,  have  been  paid,  except  assessments  that are  being contested in good faith and as to which  adequate  reserves  have been provided.  The United  States  federal  income tax returns of the Fund through  the  fiscal  year  ended  [Date]  have  been  settled  and no assessment in connection therewith has been made against the Fund. The
          Fund has filed all other tax  returns  that are  required to have been filed by them pursuant to applicable  foreign,  state,  local or other law except  insofar  as the  failure  to file such  returns  would not result  in a  Material  Adverse  Effect,  and has paid all  taxes  due pursuant to such returns or pursuant to any assessment received by the
          Fund,  except for such taxes,  if any, as are being  contested in good faith  and as to which  adequate  reserves  have  been  provided.  The charges,  accruals and reserves on the books of the Fund in respect of any income and  corporation  tax  liability  for any years not finally determined are adequate to meet any assessments or  reassessments  for additional  tax for any years not  finally  determined,  except to the extent of any inadequacy  that would not result in a Material  Adverse
          Effect.  All  material  taxes  which  the Fund is  required  by law to withhold  or to  collect  for  payment  have  been duly  withheld  and collected and have been paid to the appropriate governmental authority or agency or have been  accrued,  reserved  against and entered on the books of the Fund.

               (xxviii)  Insurance.  The Fund  carries on or is  entitled to the benefits of insurance,  with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies  of  established  repute  engaged  in the  same  or  similar business, and all such insurance is in full force and effect. The Fund has no  reason  to  believe  that it will not be able to (A) renew its existing  insurance  coverage as and when such policies  expire or (B)
          obtain  comparable  coverage  from  similar  institutions  as  may  be necessary

          or  appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

               (xxix) Statistical and  Market-Related  Data. Any statistical and market-related  data  included  in  the  Registration  Statement,  the
          General  Disclosure Package and the Prospectus are based on or derived from sources that the Fund believes to be reliable and  accurate,  and the Fund has  obtained  written  consent  to the use of such data from such sources.

          (b)  Representations  and  Warranties  by  the  Adviser.  The  Adviser
     represents and warrants to the Placement Agent as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof as follows:

               (i) Good  Standing  of the  Adviser.  The  Adviser  has been duly organized  and is validly  existing and in good  standing as a limited liability  company  under the laws of the State of Delaware  with full power and authority to own,  lease and operate its  properties  and to conduct its business as described  in the General  Disclosure  Package and the  Prospectus  and is duly  qualified  as a  foreign  entity  to transact  business and is in good standing in each other  jurisdiction
          in  which  such   qualification  is  required  except  as  would  not,
          individually or in the aggregate,  result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of such Adviser,  whether or not arising in the  ordinary  course of business  (an  "ADVISER  MATERIAL  ADVERSE
          EFFECT").

               (ii) Investment  Adviser  Status.  The Adviser is duly registered and in good  standing with the  Commission  as an  investment  adviser under the Advisers Act, and is not prohibited by the Advisers Act, the
          1940 Act, or the rules and  regulations  under such acts,  from acting under the Investment  Advisory  Agreement for the Fund as contemplated by the Prospectus.

               (iii)  Description of Adviser.  The description of the Adviser in the Registration  Statement,  the General  Disclosure  Package and the
          Prospectus  (including any amendment or supplement  thereto)  complied and comply in all material  respects  with the  provisions of the 1933
          Act, the 1940 Act, the Advisers Act; the Rules and Regulations and the
          Advisers  Act Rules and  Regulations  and is true and correct and does not contain any untrue  statement of a material  fact or omit to state any material fact required to be stated  therein or necessary in order to make the statements  therein,  in light of the circumstances  under which they were made, not misleading.

               (iv)  Capitalization.  The  Adviser has the  financial  resources available  to it  necessary  for the  performance  of its services and
          obligations  as  contemplated  in  the  General  Disclosure   Package,
          Prospectus,  the  Investment  Advisory  Agreement  and in the Offering
          Agreements.

               (v) Authorization of Offering Agreements; Absence of Defaults and
          Conflicts.  This Agreement and the Investment  Advisory Agreement have each been duly authorized,  executed and delivered by the Adviser, and
          (assuming the due authorization,  execution and delivery of each other party  thereto)  each such  Agreement  constitutes a valid and binding obligation of the Adviser,  enforceable in accordance  with its terms, except as affected by

          bankruptcy,   insolvency,   fraudulent   conveyance,   reorganization,
          moratorium and other similar laws relating to or affecting  creditors'
          rights generally and general equitable  principles (whether considered in a  proceeding  in equity or at law) or an implied  covenant of good faith and fair  dealing  and  except as rights to  indemnification  or contribution  thereunder  may be limited by federal or state laws; and
          neither the  execution  and delivery of this  Agreement,  any Purchase
          Agreement or the Investment  Advisory Agreement nor the performance by the Adviser of its  obligations  hereunder or thereunder will conflict with, or result in a breach of any of the terms and  provisions of, or constitute,  with or without  the giving of notice or lapse of time or both, a default  under,  (i) any  agreement or instrument to which the
          Adviser is a party or by which it is bound, (ii) the limited liability company operating agreement and other organizational  documents of the
          Adviser,  or  (iii) to the  Adviser's  knowledge,  by any law,  order, decree,  rule  or  regulation  applicable  to it of any  jurisdiction, court,  federal or state  regulatory  body,  administrative  agency or other  governmental  body,  stock  exchange or securities  association having  jurisdiction  over the Adviser or its properties or operations
          other  than  any   conflict,   breach  or  default   that  would  not,
          individually or in the aggregate,  reasonably be expected to result in
          an  Adviser  Material  Adverse  Effect;  and  no  consent,   approval,
          authorization  or order  of any  court or  governmental  authority  or agency  is  required  for  the  consummation  by  the  Adviser  of the transactions contemplated by this Agreement, any Purchase Agreement or the  Investment  Advisory  Agreement,  except as have been obtained or will be obtained  prior to the Closing  Time or may be required  under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

               (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement,  the General
          Disclosure  Package and the  Prospectus,  there has not  occurred  any event which could  reasonably  be expected to have a material  adverse effect  on the  ability  of the  Adviser  to  perform  its  respective
          obligations   under  this  Agreement  and  the   Investment   Advisory
          Agreement.

               (vii)  Absence  of  Proceedings.   There  is  no  action,   suit,
          proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign,  now pending, or, to the  knowledge of the  Adviser,  threatened  against or affecting  the
          Adviser or any  "affiliated  person" of the  Adviser  (as such term is defined  in the 1940  Act) or any  partners,  directors,  officers  or employees  of the  foregoing,  whether or not arising in the  ordinary course of business,  which could  reasonably  be expected to result in
          Adviser  Material  Adverse Effect or,  materially and adversely affect the ability of the Adviser to function as an  investment  adviser with respect to the Fund or perform its obligations under this Agreement or the  Investment  Advisory  Agreement,  or  which  is  required  to  be disclosed in the Registration Statement and the Prospectus.

               (viii)  Absence of  Violation  or Default.  The Adviser is not in
          violation  of its limited  liability  company  operating  agreement or other  organizational  documents  or in default  under any  agreement, indenture or instrument,  except for such  violations or defaults that have not and could not result in an Adviser Material Adverse Effect.

          (c) Officer's  Certificates.  Any certificate signed by any officer of the Fund or the Adviser  delivered to the Placement Agent or to counsel for the Placement  Agent shall be deemed a  representation  and warranty by the
     Fund or the Adviser,  as the case may be, to the Placement  Agent as to the matters covered thereby.

                                       10

     Section 2. Agreement to Act as Placement Agent, Delivery and Payment.

     (a) Engagement of Placement Agent. The Placement Agent agrees to act as the
Fund's exclusive  placement agent, on a reasonable  efforts basis, in connection with the issuance and sale by the Fund of the Shares to the Investors.  The Fund acknowledges and agrees that the Placement Agent's  engagement  hereunder is not an agreement by the  Placement  Agent or any of its  affiliates to underwrite or purchase any securities or otherwise provide any financing.  As compensation for their services hereunder, the Fund agrees to pay at the Closing Time (as defined below) to the Placement Agent by wire transfer of immediately available funds an amount equal to ___% of the  proceeds  received by the Fund from the sale of the
Shares.

     (b) Payment.  Payment of the purchase price for, and delivery of the Shares shall be made at a closing (the "Closing") at the offices of [Name],  [Address], at ____  _.M.  (Eastern  time) to take  place no later  than the third or fourth business  day (as  permitted  under  Rule  15c6-1  under the 1934 Act) after the determination  of the sales  price of the Shares  (such time and date of payment and delivery being herein called the "CLOSING  TIME").  All actions taken at the
Closing shall be deemed to have occurred simultaneously.

     (c) Payment for the Shares.  Payment of the  purchase  price for the Shares shall be made by the Investors by wire transfer in immediately  available  funds to a bank account  designated by the Fund,  upon delivery of the Shares  through the facilities of The Depository Trust Company,  to the Investors,  and shall be registered  in such  name or names and  shall be in such  denominations,  as the
Investors may request at least one business day before the Closing Time.

     (d)  Purchase  Agreements.  The  several  purchases  of the  Shares  by the
Investors shall be evidenced by the execution of one or more purchase agreements each  substantially  in the form  attached  hereto as  Exhibit A (the  "PURCHASE
AGREEMENT").

     (e) No other Sales of Common  Shares.  Prior to the earlier of (i) the date on which this  Agreement is terminated and (ii) the Closing Time, the Fund shall not, without the prior consent of the Placement Agent,  solicit or accept offers to purchase  Common  Shares  (other than  pursuant to the exercise of options or warrants to purchase  Common  Shares that are  outstanding  at the date  hereof)
otherwise than through the Placement Agent.

     Section 3. Covenants.

     (a) The Fund and Adviser covenant with the Placement Agent as follows:

          (i) Compliance  With Securities  Regulations and Commission  Requests.
     The Fund, subject to Section 3(a)(ii), will comply with the requirements of
     Rule 430A or Rule 430C, as applicable,  and will notify the Placement Agent as soon as  practicable,  and confirm  the notice in writing,  (1) when any
     post-effective   amendment  to  the  Registration  Statement  shall  become effective,  or any supplement to the  Prospectus or any amended  Prospectus shall  have  been  filed,  (ii) of the  receipt  of any  comments  from the
     Commission, (iii) of any request by the Commission for any amendment to the
     Registration Statement or any amendment or supplement to the Prospectus (or
     any  document   incorporated  by  reference   therein)  or  for  additional
     information,  (iv) of the  issuance  by the  Commission  of any stop  order suspending the

                                       11

     effectiveness of the  Registration  Statement or of any order preventing or suspending the use of any preliminary  prospectus,  or of the suspension of the  qualification of the Shares for offering or sale in any  jurisdiction, or of the  initiation or  threatening  of any  proceedings  for any of such purposes or of any  examination  pursuant  to Section  8(e) of the 1933 Act concerning  the  Registration  Statement,  and (v) if the Fund  becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the  issuance  and sale of the  Shares  to the  investors.  The  Fund  will promptly  effect any  necessary  post-effective  amendment  and the filings required  pursuant  to Rule  497 and  will  take  such  steps  as it  deems necessary to ascertain promptly whether the form of prospectus  transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Fund will make every  reasonable  effort to  prevent  the  issuance  of any stop order,  or order of suspension or  revocation of  registration  pursuant to
     Section  8(e) of the 1940  Act,  and,  if any such  stop  order or order of suspension or revocation of registration  is issued,  to obtain the lifting thereof at the earliest possible moment.

          (ii) Filing of Amendments  and Exchange Act  Documents.  The Fund will give the  Placement  Agent  notice of its  intention to file or prepare any amendment to the Registration Statement relating to the offering,  issuance or  sale  of  Shares  (including  any  filing  under  Rule  462(d))  or any amendment,  supplement or revision to either the prospectus included in the
     Registration   Statement  at  the  time  it  became  effective  or  to  the
     Prospectus,  and will furnish the  Placement  Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be,  and will not file or use any such  documents  to which the  Placement  Agent or counsel for the Placement  Agent shall  reasonably object.  The Fund has given the Placement  Agent notice of any filings made pursuant  to the 1934 Act or the rules and  regulations  of the  Commission under the 1934 Act (the "1934 ACT  REGULATIONS")  within 48 hours  prior to the date  hereof;  the Fund will  give the  Placement  Agent  notice of its intention  to make any such filing from the date hereof to the Closing Time and will furnish the  Placement  Agent with copies of any such  documents a reasonable amount of time prior to such proposed filing, or as the case may be, and will not file or use any such document to which the Placement Agent or counsel for the  Placement  Agent shall object;  provided,  however that this covenant shall not apply to any  post-effective  amendment required by
     Rule  8b-16 of the 1940 Act which is filed  with the  Commission  after the later of (x) one year  from the date of this  Agreement  or (y) the date on which the distribution of the Shares is completed.

          (iii) Delivery of Registration  Statements.  The Fund has furnished or will deliver to the Placement  Agent and counsel for the  Placement  Agent, without charge,  signed copies of the Registration  Statement as originally filed and of each amendment  thereto relating to the offering,  issuance or sale of Shares  (including  exhibits  filed  therewith or  incorporated  by reference  therein and  documents  incorporated  by reference  therein) and signed copies of all consents and  certificates  of experts,  and will also deliver to the Placement  Agent,  without  charge,  a conformed copy of the
     Registration  Statement as originally filed and of each amendment  relating to the  offering,  issuance or sale of Shares  (except  any  post-effective amendment  required  by Rule  8b-16 of the 1940 Act which is filed with the
     Commission  after the later of (x) one year from the date of this Agreement or (y) the date on which  the  distribution  of the  Shares  is  completed)
     thereto (without  exhibits).  The copies of the Registration  Statement and each  amendment  thereto,  relating  to the  offering,  issuance or sale of
     Shares to the Investors, furnished

                                       12

     to the Placement Agent will be identical to the electronically  transmitted copies thereof filed with the Commission  pursuant to EDGAR,  except to the extent permitted by Regulation S-T.

          (iv) Delivery of Prospectuses. The Fund has delivered to the Placement
     Agent, without charge, as many copies of each preliminary prospectus as the
     Placement Agent reasonably  requested,  and the Fund hereby consents to the use of such copies for  purposes  permitted  by the 1933 Act. The Fund will furnish to the Placement Agent, without charge,  during the period when the
     Prospectus is required to be delivered  under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the
     Placement Agent may reasonably  request.  The Prospectus and any amendments or supplements  thereto  furnished to the Placement Agent will be identical to the electronically  transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v) Continued  Compliance With Securities  Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in  connection  with sales of the Shares,  any event shall occur or  condition  shall exist as a result of which it is necessary,  in the reasonable  opinion of counsel for the Placement Agent or for the Fund, to amend the Registration Statement or amend or supplement the  Prospectus in order that the  Prospectus  will not include  any  untrue  statements  of a  material  fact or  omit to  state a material  fact  necessary  in  order  to make the  statements  therein  not misleading  in the light of the  circumstances  existing  at the time it is delivered to a purchaser,  or if it shall be  necessary,  in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement  the Prospectus in order to comply with the  requirements  of the 1933 Act or the Rules and  Regulations,  the Fund will promptly prepare and file with the Commission,  subject to Section 3(a)(ii),  such amendment or supplement as may be necessary to correct such  statement or omission or to make the  Registration  Statement  or the  Prospectus  comply  with such requirements,  and the Fund will furnish to the Placement Agent such number of  copies of such  amendment  or  supplement  as the  Placement  Agent may reasonably request.

          (vi) Blue Sky  Qualifications.  The Fund will use its best efforts, in cooperation  with the Placement  Agent,  to qualify the Shares for issuance and sale to the  Investors  under the  applicable  securities  laws of such states and other  jurisdictions of the United States as the Placement Agent may  designate  and to maintain  such  qualifications  in effect so long as required in connection with the issuance and sale of the Shares;  provided, however,  that the foregoing  shall not apply to the extent that the Shares
     are  "covered   securities"  that  are  exempt  from  state  regulation  of securities  offerings pursuant to Section 18 of the 1933 Act; and provided, further,  that the Fund shall not be obligated to file any general  consent to service of process or to qualify as a foreign corporation or as a dealer in  securities  in any  jurisdiction  in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (vii) Rule 158. The Fund will timely file such reports pursuant to the
     1934  Act as are  necessary  in order to make  generally  available  to its securityholders  as soon  as  practicable  an  earnings  statement  for the
     purposes  of,  and  to  provide  to  the   Placement   Agent  the  benefits
     contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                                       13

          (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the  Shares  in the  manner  specified  in the  General
     Disclosure Package and the Prospectus under "Use of Proceeds."

          (ix) Listing. The Fund will use its best efforts to effect the listing of the Shares on the NYSE, subject to notice of issuance.

          (x) [Intentionally Omitted].

          (xi)  Reporting  Requirements.  The Fund,  during the period  when the
     Prospectus is required to be delivered  under the 1933 Act or the 1934 Act, will file all documents  required to be filed with the Commission  pursuant to the 1940 Act and the 1934 Act within the time  periods  required  by the
     1940 Act and the Rules and  Regulations  and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

          (xii)  No   Manipulation   of  Market  for  Shares.   Except  for  the
     authorization  of actions  permitted to be taken by the Placement  Agent as
     contemplated   herein,  in  the  General   Disclosure  Package  or  in  the
     Prospectus,  the Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might  reasonably be expected to constitute,  the stabilization or manipulation of the price of any security of the Fund to facilitate  the sale or resale of the Shares in violation of federal or state securities laws, and (b) until the Closing Time (i) except for Share  repurchases  permitted in accordance  with  applicable  laws and issuances of Shares or  purchases of Shares in the open market  pursuant to the Fund's dividend reinvestment plan, sell, bid for or purchase the Shares or pay any person any compensation  for soliciting  purchases of the Shares or (ii) pay or agree to pay to any person any  compensation  for soliciting another to purchase any other securities of the Fund.

          (xiii) [Intentionally Omitted].

          (xiv) Sales Materials.  The Fund represents and agrees that, unless it obtains the prior consent of the Placement Agent, it will not use any sales or  marketing  materials  in  connection  with any  issuance or sale of any
     Shares.

     Section 4. Payment of Expenses.

     (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations  under this Agreement,  including (i) the preparation,  printing and filing of the Registration  Statement  (including  financial  statements and
exhibits)  as  originally  filed  and  of  each  amendment  thereto,   (ii)  the
preparation,  printing and delivery to the Placement Agent of this Agreement and such other  documents as may be required in connection  with the issuance,  sale and delivery of the Shares to the Investors,  including, without limitation, any
Purchase  Agreements,  (iii)  the  preparation,  issuance  and  delivery  of the certificates  for the  Shares  to the  Investors,  including  any stock or other transfer taxes and any stamp or other duties payable upon the sale,  issuance or delivery of the Shares to the Investors,  (iv) the fees and disbursements of the
Fund's counsel, accountants and other advisers, (v) the printing and delivery to the  Placement  Agent  of  copies  of  each  preliminary  prospectus  and of the
Prospectus and any amendments or  supplements  thereto and any costs  associated with  electronic  delivery of any of the  foregoing  by the  Placement  Agent to investors, (vi) the fees and expenses of any transfer agent or registrar for

                                       14

the Shares,  (vii) the fees and  disbursements of the Placement  Agent's counsel
(not to exceed $25,000), and the fees and disbursements of counsel in connection with any state "blue sky" laws (and filing fees in connection therewith), (viii)
the fees and expenses  incurred in connection  with the listing of the Shares on the NYSE and (ix) the fees and  expenses  (including,  without  limitation,  any damages  or other  amounts  payable  in  connection  with  legal or  contractual liability) associated with the reforming of any contracts for sale of the Shares to the investors caused by a breach of the representation contained in the third paragraph of Section l(a)(i) hereof.

     (b)  Termination  of  Agreement.  If this  Agreement is  terminated  by the
Placement  Agent in  accordance  with the  provisions  of  Section 5 or  Section
9(a)(i)  hereof,  the Fund or the  Adviser  shall  reimburse,  or arrange for an affiliate to reimburse, the Placement Agent for all of the Placement Agent's out
of pocket expenses,  including  reasonable fees and disbursements of counsel for the Placement  Agent.  If this Agreement is terminated for any reason other than by the Placement Agent in accordance with the provisions of Section 5 or Section
9(a)(i)  hereof,  the Fund or the  Adviser  shall  reimburse,  or arrange for an affiliate to reimburse, the Placement Agent for all of the Placement Agent's out
of pocket expenses,  including  reasonable fees and disbursements of counsel for the Placement Agent up to a maximum reimbursement of $25,000.

     Section 5. Conditions of the Placement Agent's Obligations.

The  obligations of the Placement Agent hereunder are subject to the accuracy of the  representations  and  warranties  of the Fund and the Adviser  contained in
Section 1 hereof or in  certificates  of any  officer of the Fund or the Adviser delivered  pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations  hereunder,  and to the following further conditions:

     (a) Effectiveness of Registration  Statement.  The Registration  Statement,
including any Rule 462(d)  Registration  Statement,  has become effective and at
Closing Time no stop order  suspending  the  effectiveness  of the  Registration
Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued,  and no proceedings with respect  to either  shall  have been  initiated  or,  to the  Fund's  knowledge, threatened by the Commission,  and any request on the part of the Commission for
additional   information  shall  have  been  complied  with  to  the  reasonable satisfaction of counsel to the Placement Agent. A prospectus containing the Rule
430A  Information  shall have been filed with the Commission in accordance  with
Rule 497 (or a post-effective  amendment  providing such information  shall have been filed and declared  effective in accordance  with the  requirements of Rule
430A).

     (b) Opinions of Counsel.

          (i)  Opinion of Counsel for the Fund and the  Adviser.  At the Closing
     Time, the Placement Agent shall have received the favorable opinions, dated as of Closing Time, from  Blackwell  Sanders LLP, counsel for the Fund and the Adviser,  which  opinions shall be  substantially  similar to those opinions  delivered  on [Date],  in  connection  with a  registered  direct offering by the Fund of shares of common stock,  in the case of the opinion from  counsel to the  Adviser,  and to the opinion  delivered  on [Date] in connection with the secondary public

                                       16

     offering of Common  Shares,  in the case of the opinion from counsel to the
     Fund,  and to such  further  effect as counsel to the  Placement  Agent may reasonably  request.  As to matters of Maryland law,  Blackwell Sanders LLP may rely on the opinion of Venable LLP.

          (ii) Opinion of Counsel for the Placement  Agent. At the Closing Time,
     the Placement Agent shall have received the favorable opinion,  dated as of
     Closing  Time,  from [Law Firm],  counsel for the  Placement  Agent,  which opinion shall be in form and substance satisfactory to the Placement Agent.

          (c) Officers' Certificates.  At the Closing Time, there shall not have been,  since  the date  hereof or since  the  respective  dates as of which information is given in the Prospectus or the General  Disclosure  Package, any material adverse change in the condition, financial or otherwise, or in the earnings,  business affairs or business  prospects of the Fund, whether or not arising in the ordinary course of business,  and the Placement Agent shall have received a certificate of a duly authorized  officer of the Fund and of the chief financial or chief  accounting  officer of the Fund and of the  President  or a Vice  President  or Managing  Director of the Adviser,
     dated as of Closing  Time,  to the  effect  that (i) there has been no such material  adverse  change,  (ii)  the  representations  and  warranties  in
     Sections  1(a) and (b) hereof are true and correct  with the same force and effect as though  expressly made at and as of Closing Time,  (iii) the Fund or the  Adviser,  as  applicable,  has  complied  with all  agreements  and satisfied  all  conditions on its part to  be-performed  or satisfied at or prior to Closing Time, and (iv) no stop order suspending the  effectiveness of the  Registration  Statement,  or order of  suspension  or revocation of registration  pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or, to  the  knowledge  of  the  Fund  or  the  Adviser,  contemplated  by  the
     Commission.

          (d) Accountant's  Comfort Letter. At the time of the execution of this
     Agreement,  the Placement  Agent shall have received from Ernst & Young LLP
     ("E&Y") a letter dated such date, in form and substance satisfactory to the
     Placement  Agent,   containing  statements  and  information  of  the  type
     ordinarily  included in  accountants'  "comfort  letters" to the  Placement
     Agent with  respect  to the  financial  statements  and  certain  financial information contained in the Registration Statement, the General Disclosure
     Package and the Prospectus.

          (e)  Bring-Down  Comfort  Letter.  At the Closing Time,  the Placement
     Agent shall have received from E&Y a letter,  dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter famished pursuant to subsection (d) of this Section,  except that the specified date referred to shall be a date not more than three (3) business  days prior to
     Closing Time.

          (f) Approval of Listing.  At Closing Time,  the Shares shall have been approved  for  listing  on the NYSE,  subject  only to  official  notice of issuance.

          (g)  Maintenance  of Rating.  Since the  execution of this  Agreement, there  shall not have been any  decrease in the rating of any of the Fund's securities by any "nationally  recognized  statistical rating organization"
     (as defined for  purposes of Rule 436(g)  under the 1933 Act) or any notice given of any  intended  or  potential  decrease  in any such rating or of a possible  change in any such rating that does not indicate the direction of the possible change.

                                       16

          (h)  Additional  Documents.  At  the  Closing  Time  counsel  for  the
     Placement  Agent shall have been furnished with such documents and opinions as they may  reasonably  require for the  purpose of enabling  them to pass upon the  issuance  and  sale of the  Shares  to the  Investors  as  herein contemplated,  or  in  order  to  evidence  the  accuracy  of  any  of  the representations or warranties,  or the fulfillment of any of the conditions herein contained;  and all proceedings taken by the Fund and the Adviser in connection  with the  organization  and  registration of the Fund under the
     1940  Act and the  issuance  and sale of the  Shares  to the  Investors  as contemplated herein and under any Purchase Agreements,  shall be reasonably satisfactory  in form and substance to the Placement  Agent and counsel for the Placement Agent.

          (i)  Termination  of  Agreement.  If any  condition  specified in this
     Section shall not have been fulfilled when and as required to be fulfilled, this  Agreement may be  terminated by the Placement  Agent by notice to the
     Fund at any time at or prior to Closing Time, and such termination shall be without  liability  of any party to any other  party  except as provided in
     Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

     Section 6. Indemnification.

     (a) Indemnification of the Placement Agent. The Fund and the Adviser agree, jointly and  severally,  to indemnify and hold harmless the Placement  Agent and each person,  if any, who  controls  the  Placement  Agent within the meaning of
Section  15 of the 1933 Act or  Section  20 of the 1934 Act,  and any  director, officer, employee or affiliate thereof as follows:

          (i) against  any and all loss,  liability,  claim,  damage and expense whatsoever,  as  incurred,  arising out of any untrue  statement or alleged untrue statement of a material fact contained in the Registration Statement
     (or any amendment  thereto)  relating to the offering,  issuance or sale of the Shares,  including the Rule 430A Information or the omission or alleged omission  therefrom  of a material  fact  required to be stated  therein or necessary to make the  statements  therein not misleading or arising out of any  untrue  statement  or alleged  untrue  statement  of a  material  fact included in any preliminary  prospectus or the Prospectus (or any amendment or supplement thereto),  or the omission or alleged omission therefrom of a material fact  necessary in order to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss,  liability,  claim,  damage and expense whatsoever,  as  incurred,  to the extent of the  aggregate  amount paid in settlement of any  litigation,  or any  investigation  or proceeding by any governmental  agency  or body,  commenced  or  threatened,  or of any claim whatsoever  based upon any such untrue  statement or omission,  or any such alleged  untrue  statement or omission;  provided  that (subject to Section
     6(e) below) any such settlement is effected with the written consent of the
     Fund; and

          (iii) against any and all expense  whatsoever,  as incurred (including the fees and  disbursements  of  counsel  chosen by the  Placement  Agent), reasonably  incurred in  investigating,  preparing or defending against any litigation,  or any investigation or proceeding by any governmental  agency or body,  commenced or threatened,  or any claim  whatsoever based upon any such untrue statement or omission,  or any such alleged untrue statement or omission, to

                                       17

     the  extent  that any such  expense  is not paid  under (i) or (ii)  above;
     provided,  however,  that this indemnity  agreement  shall not apply to any loss, liability,  claim, damage or expense to the extent arising out of any untrue  statement or omission or alleged untrue  statement or omission made in reliance upon and in conformity  with written  information  furnished to the Fund or the Adviser by the  Placement  Agent  expressly  for use in the
     Registration Statement (or any amendment thereto),  including the Rule 430A
     Information,  or any  Preliminary  Prospectus  or the  Prospectus  (or  any
     amendment or supplement thereto).

     (b) Indemnification of Fund, Adviser, Directors and Officers. The Placement
Agent agrees to  indemnify  and hold  harmless  the Fund and the Adviser,  their respective  directors,  each of the Fund's officers who signed the  Registration
Statement,  and each person, if any, who controls the Fund or the Adviser within the  meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any  and all  loss,  liability,  claim,  damage  and  expense  described  in the indemnity  contained in subsection  (a) of this Section,  as incurred,  but only with respect to untrue statements or omissions,  or alleged untrue statements or omissions,  made  in the  Registration  Statement  (or any  amendment  thereto), including  the Rule  430A  Information,  or any  preliminary  prospectus  or the
Prospectus  (or any  amendment or  supplement  thereto) in reliance  upon and in conformity with written information  furnished to the Fund or the Adviser by the
Placement  Agent  expressly  for  use  in the  Registration  Statement  (or  any
amendment  thereto) or such  preliminary  prospectus or the  Prospectus  (or any amendment or supplement thereto).

     (c) [Intentionally Omitted].

     (d) Actions Against Parties;  Notification.  Each  indemnified  party shall give notice as promptly as reasonably  practicable to each indemnifying party of any action  commenced  against it in  respect of which  indemnity  may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying  party  from  any  liability  hereunder  to  the  extent  it is not materially  prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties  indemnified  pursuant to Section 6(a) above, counsel to the  indemnified  parties shall be selected by the  Placement  Agent, and, in the case of parties indemnified  pursuant to Section 6(b) above, counsel to the  indemnified  parties  shall be selected by the Fund and the Adviser.  An indemnifying party may participate at its own expense in the defense of any such action;  provided,  however,  that counsel to the  indemnifying  party shall not
(except  with the  consent  of the  indemnified  party)  also be  counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and  expenses  of more than one  counsel  (in  addition  to any  local  counsel)
separate from their own counsel for all  indemnified  parties in connection with any  one  action  or  separate  but  similar  or  related  actions  in the  same jurisdiction  arising out of the same general  allegations or circumstances.  No indemnifying  party shall,  without the prior written consent of the indemnified parties,  settle or  compromise  or  consent to the entry of any  judgment  with
respect  to  any  litigation,   or  any   investigation  or  proceeding  by  any
governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which  indemnification  or  contribution  could be sought  under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i)
includes an unconditional  release of each indemnified  party from all liability arising out of such litigation, investigation, proceeding or claim and (ii)

                                       18

does not include a statement as to or an admission  of fault,  culpability  or a failure to act by or on behalf of any indemnified party.

     (e) Settlement  Without Consent if Failure to Reimburse.  If at any time an indemnified  party shall have requested an  indemnifying  party to reimburse the indemnified  party for fees and  expenses of counsel,  such  indemnifying  party agrees that it shall be liable for any settlement of the nature  contemplated by
Section 6(a)(ii)  effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such  indemnifying  party of the aforesaid  request,  (ii) such indemnifying  party shall have received notice of the terms of such  settlement  at least 30 days prior to such  settlement  being entered into and (iii) such  indemnifying  party shall not have  reimbursed such indemnified  party in  accordance  with such  request  prior to the date of such settlement.

     (f) Limitations on  Indemnification.  Any indemnification by the Fund shall be subject to the  requirements and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

     Section 7. Contribution.  If the indemnification  provided for in Section 6 hereof is for any reason  unavailable  to or  insufficient  to hold  harmless an indemnified  party in respect of any  losses,  liabilities,  claims,  damages or expenses referred to therein,  then each indemnifying  party shall contribute to the aggregate amount of such losses,  liabilities,  claims, damages and expenses incurred by such  indemnified  party, as incurred,  (i) in such proportion as is appropriate  to  reflect  the  relative  benefits  received  by the Fund and the
Adviser  on the one hand and the  Placement  Agent on the  other  hand  from the issuance and sale of the Shares to the Investors  pursuant to this Agreement and any Purchase  Agreement or (ii) if the allocation  provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Placement  Agent on the other hand in connection  with the statements or omissions which resulted in such losses,  liabilities,  claims,  damages or  expenses,  as well as any other relevant equitable considerations.

     The relative  benefits received by the Fund and the Adviser on the one hand and the Placement  Agent on the other hand in  connection  with the issuance and sale of the Shares to the Investors  pursuant to this Agreement and any Purchase
Agreements shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement  (before deducting  expenses)  received  by the Fund and the total  placement  agent fees received by the Placement  Agent (whether from the Fund or  otherwise),  in each case as set forth on the cover of the Prospectus,  bear to the aggregate  public offering price of the Shares as set forth on such cover.

     The  relative  fault of the Fund  and the  Adviser  on the one hand and the
Placement  Agent on the other hand shall be  determined  by reference  to, among other things,  whether any such untrue or alleged untrue statement of a material fact or  omission  or  alleged  omission  to state a  material  fact  relates to information  supplied by the Fund or the Adviser or by the  Placement  Agent and
the parties' relative intent,  knowledge,  access to information and opportunity to correct or prevent such statement or omission.

                                       19

     The Fund,  the Adviser and the  Placement  Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata  allocation  or by any other method of  allocation  which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses,  liabilities,  claims, damages and expenses incurred by an indemnified  party and referred to above in this Section 7 shall be deemed to include any legal or other expenses  reasonably  incurred by such indemnified party in investigating,  preparing or defending  against any litigation,  or any investigation  or proceeding by any  governmental  agency or body,  commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to  contribute  any amount in excess of the amount of  placement agent fees  actually  received by the Placement  Agent  pursuant to the terms of this  Agreement.  No person guilty of fraudulent  misrepresentation  (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For  purposes of this  Section 7, each  person,  if any,  who  controls the
Placement  Agent  within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall  have the same  rights to  contribution  as the  Placement
Agent,  and  each  director  of the  Fund  and  each  director  of the  Adviser, respectively,  each officer of the Fund who signed the  Registration  Statement, and each  person,  if any,  who  controls  the Fund or the  Adviser,  within the meaning  of  Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Adviser, respectively.

     Any  contribution  by the Fund  shall be subject  to the  requirements  and limitations of Section 17(i) of the 1940 Act and 1940 Act Release 11330.

     Section  8.  Representations  and  Warranties  To  Survive  Delivery.   All
representations,  warranties  and  agreements  contained in this Agreement or in certificates of officers of the Fund or the Adviser  submitted  pursuant hereto, shall  remain  operative  and  in  full  force  and  effect,  regardless  of any investigation  made by or on  behalf  of the  Placement  Agent or a  controlling person,  or by or on  behalf  of the  Fund or the  Adviser,  and  shall  survive delivery of the Shares to the Placement Agent.

     Section 9. Termination of Agreement.

     (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Fund,  at any time at or prior to Closing Time (i) if there has been,  since the time of  execution of this  Agreement  or since the  respective dates as of which  information is given in the Prospectus or General  Disclosure
Package,  any material adverse change in the condition,  financial or otherwise, or in the earnings,  business  affairs or business  prospects of the Fund or the
Adviser,  whether or not arising in the ordinary course of business,  or (ii) if there has occurred any material  adverse change in the financial  markets in the
United States or the international  financial markets,  any material outbreak of hostilities  or material  escalation  thereof or other calamity or crisis or any
change  or   development   involving  a   prospective   change  in  national  or
international  political,  financial  or economic  conditions,  in each case the effect of which is such as to make it, in the judgment of the  Placement  Agent, impracticable  or inadvisable  to market the

                                       20

Shares or to enforce  contracts for the sale of the Shares,  or (iii) if trading in the Common Shares of the Fund has been suspended or materially limited by the
Commission or the NYSE, or if trading  generally on the American  Stock Exchange or in the NASDAQ Global  Market has been  suspended or  materially  limited,  or minimum or maximum  prices for trading  have been fixed,  or maximum  ranges for prices  have been  required,  by any of said  exchanges  or by such system or by order  of the  Commission,  FINRA  or any  other  governmental  authority,  or a material disruption has occurred in commercial banking or securities  settlement or clearance  services in the United States, or (iv) if a banking moratorium has been declared by either Federal or Kansas authorities.

     (b) Liabilities.  If this Agreement is terminated  pursuant to this Section
9, such termination  shall be without  liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6,
7, 8 and 12 shall survive such termination and remain in full force and effect.

     Section 10. Notices. All notices and other  communications  hereunder shall be in  writing  and  shall be  deemed  to have  been  duly  given if  mailed  or transmitted by any standard form of telecommunication.  Notices to the Placement
Agent shall be directed to [Placement Agent] at [Address],  attention of [Name],
[Position];  and  notices  to the  Fund or the  Adviser  shall be  directed,  as appropriate,  to the office of the Adviser,  10801 Mastin Boulevard,  Suite 222,
Overland Park, Kansas 66210, attention of Management Committee.

     Section 11. No Advisory or Fiduciary  Relationship.  The Fund  acknowledges and agrees that (a) the issuance and sale of the Shares pursuant to the Purchase
Agreements, including the determination of the price per share of the Shares and any related  discounts  and  commissions  and placement  agent fees,  will be an arm's-length  commercial  transaction between the Fund, on the one hand, and the
Investors,  on the other hand,  (b) in connection  with the issuance and sale of the Shares to the Investors  contemplated hereby and the process leading to such transaction  the Placement Agent is not a fiduciary of the Fund nor the agent or fiduciary of any of the stockholders,  creditors or employees of the Fund or any other  party,  (c) the  Placement  Agent has not  assumed  nor will it assume an advisory or  fiduciary  responsibility  in favor of the Fund with respect to the issuance and sale of Shares to the Investors  contemplated hereby or the process leading thereto  (irrespective  of whether the Placement Agent has advised or is currently  advising the Fund on other  matters) and the  Placement  Agent has no obligation  to the Fund with  respect to the  issuance and sale of Shares to the
Investors contemplated hereby except for any obligations which are expressly set forth in this  Agreement,  (d) the  Placement  Agent  and its  affiliates  maybe engaged in abroad range of transactions  that involve interests that differ from those  of the  Fund,  and (e)  the  Placement  Agent  has  not  provided  legal, accounting,  regulatory  or tax advice with  respect to the issuance and sale of
Shares to the Investors as contemplated hereby and under any Purchase Agreements and the Fund has consulted its own respective legal, accounting,  regulatory and tax advisors to the extent it deemed appropriate.

     Section 12. Parties.  This Agreement shall each inure to the benefit of and be binding upon the Placement  Agent, the Fund, the Adviser and their respective partners and  successors.  Nothing  expressed or mentioned in this  Agreement is intended or shall be construed to give any person,  firm or  corporation,  other than the Placement Agent, the Fund, the Adviser and their respective  successors and the controlling persons and officers and directors referred to in

                                       21

Sections  6 and 7 and  their  heirs  and  legal  representatives,  any  legal or equitable  right,  remedy or claim under or in respect of this  Agreement or any provision  herein  contained.  This  Agreement and all conditions and provisions hereof are intended to be for the sole and  exclusive  benefit of the  Placement
Agent, the Fund, the Adviser and their respective  partners and successors,  and said  controlling  persons  and  officers,  directors  and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No investor  shall be deemed to be a  successor  by reason  merely by reason of its purchase of Shares from the Fund.

     Section 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN  ACCORDANCE  WITH THE LAWS OF THE STATE OF NEW YORK  APPLICABLE  TO
AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  UNLESS OTHERWISE  EXPLICITLY
PROVIDED, SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD TIME.

     Section 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                       22

If the  foregoing is in accordance  with your  understanding  of our  agreement, please sign and return to us a counterpart  hereof,  whereupon this  instrument, along with all counterparts, will become a binding agreement among the Placement
Agent, the Fund and the Adviser in accordance with its terms.

                                    Very truly yours,

                                    TORTOISE ENERGY CAPITAL CORPORATION

                                    By: _________________________________
                                        Name: ___________________________
                                        Title ___________________________

                                    TORTOISE CAPITAL ADVISORS, LLC

                                    By: _________________________________
                                        Name: ___________________________
                                        Title ___________________________

CONFIRMED AND ACCEPTED, as of the
date first above written:

[PLACEMENT AGENT]

By:___________________________________
    Authorized Signatory

                                       23

                                   SCHEDULE A

                             Price Per Share = $____

                                       24